Exhibit 99.1

Biote Provides Preliminary 2023 Results and Initial 2024 Guidance

IRVING, TX – January 17, 2024 – biote Corp. (NASDAQ: BTMD) (“Biote” or the “Company”), a leading solutions provider in preventive health care through the delivery of personalized hormone optimization and therapeutic wellness, today announced that management expects 2023 revenue and Adjusted EBITDA to be slightly below prior guidance. The Company had previously forecast that revenue and Adjusted EBITDA would be toward the lower end of the previously announced ranges of $190-$200 million and $56-$60 million, respectively. The Company now expects full year 2023 revenue of $185-$187 million and Adjusted EBITDA of $54-$56 million.

The Company’s expected 2023 revenue growth of approximately 12% over the prior year includes procedure revenue growth of approximately 9% and dietary supplement revenue growth of approximately 17%, as compared to the prior year.

Expected revenue of $45-$47 million for the fourth quarter of 2023 includes procedure revenue growth of approximately 7% and dietary supplement revenue decline of approximately 15% compared to same period in 2022. The decline in dietary supplement, or nutraceutical, revenue was primarily driven by one of Biote’s larger distributors recently opting to exit the nutraceutical business. Biote expects to begin direct-to-patient distribution of the products previously delivered by this distributor in the second quarter of 2024. The Company expects fourth quarter Adjusted EBITDA of $12-$14 million. The Company’s expected results for 2023 are preliminary and subject to adjustment as the Company finalizes its financial closing procedures and its audited consolidated financial statements for the 2023 fiscal year end.

Looking ahead, the Company is providing initial 2024 financial guidance that management will discuss in more detail during the Company’s fiscal 2023 fourth quarter results conference call. Specifically, Biote projects fiscal 2024 revenue of greater than $200 million and Adjusted EBITDA of greater than $60 million.

The Company’s 2024 financial guidance includes: (i) procedure revenue growth in the first half of 2024 similar to that of the second half of 2023 with improved growth in the back half of 2024; (ii) a return to nutraceutical revenue growth in the second half of 2024; (iii) expected modest contributions from new therapeutic wellness products; and (iv) a margin contribution from the anticipated impact of the acquisition of Asteria Health announced in a separate Company press release issued today.

First half 2024 consolidated year-on-year revenue growth is expected to be in the low-single digits, with significant improvement expected in the second half of 2024. Total revenue growth in the first half of 2024 is expected to be impacted by the transition in the nutraceutical distribution channel and timing of seasonal promotions.

Terry Weber, Biote Chief Executive Officer, stated, “Biote remains well-positioned to capitalize on the growth opportunities within the hormone optimization and therapeutic wellness market, aided by an acceleration in the number of Biote-certified providers. We are planning a phased launch of new therapeutic wellness products on our proprietary technology platform commencing in the first quarter of 2024 and scaling over the course of the year.”

Discussion of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Biote has disclosed Adjusted EBITDA, a non-GAAP financial measure that it calculates as net income before interest, taxes and depreciation and amortization, further adjusted to exclude stock-based compensation, litigation expenses, legal settlements, transaction-related expenses, merger and acquisition expenses, fair value adjustments to certain equity instruments classified as liabilities and other expenses.

We present Adjusted EBITDA because it is a key measure used by our management to evaluate our operating performance, generate future operating plans and determine payments under compensation programs. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements of our assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us.

In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgment by Biote’s management about which expenses are excluded or included Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

The Company does not provide a reconciliation of preliminary or projected Adjusted EBITDA to GAAP net income (loss), which is the most directly comparable GAAP measure, for the periods presented in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company’s Adjusted EBITDA excludes certain items that are inherently uncertain until they are finalized and difficult to predict including, but not limited to, share-based compensation expense, income taxes, due diligence expenses and legal expenses. Due to the variability, complexity and limited visibility of the adjusting items that would be excluded from preliminary or projected Adjusted EBITDA, management does not analyze them on a preliminary basis or forecast them for internal use and therefore cannot create a quantitative preliminary or projected Adjusted EBITDA to GAAP net income (loss) reconciliation for the periods presented without unreasonable efforts. A quantitative reconciliation of preliminary projected Adjusted EBITDA to GAAP net income (loss) for the periods presented would imply a degree of precision and certainty as to these items that does not exist at the time of this release and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between preliminary and projected Adjusted EBITDA and GAAP net income (loss) for the periods presented will consist of items similar to those the Company has used historically. The timing and amount of any of these excluded items could significantly impact the Company’s GAAP net income (loss) for a particular period. When planning, forecasting and analyzing historical periods preliminarily or future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.

About Biote

Biote is transforming healthy aging through innovative, personalized hormone optimization and therapeutic wellness solutions delivered by Biote-certified medical providers. Biote trains practitioners to identify and treat early indicators of aging conditions, an underserved global market, providing affordable symptom relief for patients and driving clinic success for practitioners.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “hope,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “might,” “ongoing,” “potential,” “predict,” “would” and other similar expressions, are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: the potential that our acquisition of Asteria Health is not consummated; the success of our dietary supplements to attain significant market acceptance among clinics, practitioners and their patients; our customers’ reliance on certain third parties to support the manufacturing of bio-identical hormones for prescribers; our and our customers’ sensitivity to regulatory, economic, environmental and competitive conditions in certain geographic regions; our ability to increase the use by practitioners and clinics of the Biote Method at the rate that we anticipate or at all; our ability to grow our business; the significant competition we face in our industry; the impact of strategic acquisitions and the implementation of our growth strategies; our limited operating history; our ability to protect our intellectual property; the heavy regulatory oversight in our industry; changes in applicable laws or regulations; the inability to profitably expand in existing markets and into new markets; the possibility that we may be adversely impacted by other economic, business and/or competitive factors, including recent bank failures; and future exchange and interest rates. The foregoing list of factors is not exhaustive. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Biote’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 and other documents filed by Biote from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Biote assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Biote does not give any assurance that it will achieve its expectations.

Contacts

Investor Relations:

Eric Prouty

AdvisIRy Partners

eric.prouty@advisiry.com

Media:

Press@biote.com